                                                                  EXHIBIT 25.1

                                    FORM T-1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) [X]


               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA,
                              NATIONAL ASSOCIATION
--------------------------------------------------------------------------------
              (Exact name of trustee as specified in its charter)

         UNITED STATES                                   06-1143380
--------------------------------------------------------------------------------
(Jurisdiction of Incorporation)                (IRS Employer Identification No.)

     725 SOUTH FIGUEROA STREET, SUITE 3100, LOS ANGELES, CALIFORNIA   90017
--------------------------------------------------------------------------------
               (Address of principal executive offices)             (Zip code)

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
     725 SOUTH FIGUEROA STREET, SUITE 3100, LOS ANGELES, CALIFORNIA, 90017
                                  213-362-7369
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                S3 INCORPORATED
--------------------------------------------------------------------------------
              (Exact Name of Obligor as specified in its charter)

          DELAWARE                                        77-0204341
--------------------------------------------------------------------------------
(Jurisdiction of Incorporation)                (IRS Employer Identification No.)

        2770 SAN THOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA  95051-0981
--------------------------------------------------------------------------------
              (Address of principal executive offices)       (Zip code)

          $103,500,000 5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003
--------------------------------------------------------------------------------
                      (Title of the indenture securities)

Item 1.          General Information.

(a) The trustee is subject to the supervision of the Comptroller of the Currency, Western District Office, 50 Fremont Street, Suite 3900, San Francisco, CA 94105-2292.

(b)      The trustee is authorized to exercise corporate trust powers.


Item 2.          Affiliations with the obligor.

The trustee is not affiliated with the obligor.

No responses are included for Items 3-15 of this form T-1 because the obligor is not in default on securities issued under indentures under which State Street Bank and Trust Company of California, N.A. is trustee.

Item 16.         List of Exhibits

1. Articles of Association of State Street Bank and Trust Company of California, National Association.*

2. Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks.*

3. Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).

4. By-laws of State Street Bank and Trust Company of California, National Association.*

5. Consent of State Street Bank and Trust Company of California, National Association required by Section 321(b) of the Act.*

6. Consolidated Report of Income for the period January 1, 1996 - September 30, 1996, Federal Financial Institutions Examination Council, Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million - FFIEC 034.*

* The indicated documents have been filed as exhibits with corresponding exhibit numbers to the Form T-1 of Oasis Residential, Inc., filed pursuant to Section 305(b)(2) of the Act, filed with the Securities and Exchange Commission on November 18, 1996 (Registration No. 033-90488), and are incorporated herein by reference.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, State Street Bank and Trust Company of California, National Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 18th day of November, 1996.

                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CALIFORNIA, NATIONAL ASSOCIATION


                                         By:  /s/ Scott C. Emmons
                                             -----------------------------------
                                              Scott C. Emmons
                                              Trust Officer